AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        PIONEER VARIABLE CONTRACTS TRUST



         The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware business trust, acting pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust dated September 16, 1994 (the "Declaration"), do hereby amend the Declaration to add to and confirm, as of the date hereof, the list of portfolios of the Trust, each of which is authorized to issue Class I and Class II shares and to change the name of certain of the portfolios set forth on Annex A hereto; such name changes to be effective on May 1.


         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the 12th day of March, 2002.



                /S/ MARY K. BUSH
                ----------------
                Mary K. Bush, As Trustee and not individually


                /S/ JOHN F. COGAN, JR.
                ----------------------
                John F. Cogan, Jr., As Trustee and not individually



                /S/ RICHARD H. EGDAHL
                ---------------------
                Richard H. Egdahl, As Trustee and not individually



                /S/ MARGARET B. W. GRAHAM
                -------------------------
                Margaret B. W. Graham, As Trustee and not individually


                /S/ DANIEL T. GERACI
                --------------------
                Daniel T. Geraci, As Trustee and not individually


                /S/ MARGUERITE A. PIRET
                -----------------------
                Marguerite A. Piret, As Trustee and not individually



                /S/ STEPHEN K. WEST
                -------------------
                Stephen K. West, As Trustee and not individually



                /S/ JOHN WINTHROP
                -----------------
                John Winthrop, As Trustee and not individually






                                     Annex A

                        PIONEER VARIABLE CONTRACTS TRUST

America Income VCT Portfolio
Balanced VCT Portfolio
Emerging Markets VCT Portfolio
Equity Income VCT Portfolio (formerly Equity-Income VCT Portfolio)
Europe VCT Portfolio
Europe Select VCT Portfolio
Fund VCT Portfolio
Global Consumers VCT Portfolio
Global Energy & Utilities VCT Portfolio
Global Financials VCT Portfolio
Global Health Care VCT Portfolio Global
Industrials VCT Portfolio
Global Telecoms VCT Portfolio
Global Value VCT Portfolio
Growth Shares VCT Portfolio
High Yield VCT Portfolio
International Value VCT Portfolio
Mid Cap Value VCT Portfolio (formerly Mid-Cap Value VCT Portfolio)
Money Market VCT Portfolio
Real Estate Shares VCT Portfolio (formerly Real Estate Growth VCT Portfolio) Science & Technology VCT Portfolio
Small Cap Value VCT Portfolio
Small Company VCT Portfolio
Strategic Income VCT Portfolio
Swiss Franc Bond VCT Portfolio